Board of Directors
ICICI Bank Limited
ICICI Towers
Bandra Kurla Complex
Mumbai -400 051


Ladies and Gentlemen


With respect to the registration statement of ICICI Bank Limited on Form F-1, we acknowledge our awareness of the use therein of our report dated February 9, 2000 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.




                                                     /s/ KPMG
Mumbai, India                                        ---------------
February 10, 2000                                        KPMG